Exhibit 10.26
DESCRIPTION OF ELEMENTS OF COMPENSATION OF
EXECUTIVE OFFICERS
For the fiscal year ended March 31, 2007 (“fiscal 2007”), Dr. Nathan Zommer, the Chief Executive Officer of IXYS Corporation (the “Company”), was paid salary at the annual rate of $510,000. On June 7, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved a salary of $566,000 per year for Dr. Zommer, retroactive to April 1, 2007.
On August 24, 2006, the Compensation Committee approved a cash bonus for Dr. Zommer of $700,000, payable in increments of $100,000 per fiscal quarter, commencing with the fiscal quarter ended September 30, 2006. A condition to the Company’s obligation to pay any increment was that Dr. Zommer continued to be the Chief Executive Officer on the last day of the corresponding fiscal quarter. Dr. Zommer also received a bonus of $100,000 for the quarter ended June 30, 2006, pursuant to a prior authorization.
For fiscal 2007, Uzi Sasson, the Chief Operating Officer, Chief Financial Officer and Vice President of Finance of the Company was paid salary at the annual rate of $300,000. On June 7, 2007, the Committee approved a salary of $330,000 per year for Mr. Sasson, retroactive to April 1, 2007.
Dr. Zommer and Mr. Sasson elected not to receive performance bonuses for fiscal 2007.
On June 7, 2007, the Committee set potential bonus levels and objectives to use in determining the amount of the performance bonus payable to Dr. Zommer in respect of fiscal 2008. The Committee also established weights for the objectives, to indicate their relative importance.
In setting the bonus levels, objectives and weights, the Committee approved the following language:
“The bonus levels and objectives, along with the weights accorded the objectives, represent guidelines for the Committee to use in evaluating the bonus to be paid to Dr. Zommer and for Dr. Zommer to use in understanding the goals of the Compensation Committee for his performance. As guidelines, the bonus levels, objectives and weights are not determinative in and of themselves of the amount of the bonus. The amount of the bonus will be determined by the Committee in light of its evaluation of Dr. Zommer’s performance in total and not based on the mechanical application of any formula. The Committee may decide to award additional amounts for performance in excess of an objective or award lesser amounts for partial performance of an objective. The Committee may also consider factors not set forth below in ultimately determining the amount of the bonus. Thus, the amount of the bonus to be paid is in the discretion of the Committee, to be determined after completion of the fiscal year.”
The Committee set three different potential levels for Dr. Zommer’s fiscal 2008 performance bonus as follows:
Threshold: $440,000
Target: $550,000
Maximum: $715,000
The objectives are described below:
1. A set of quantitative goals for gross margins for fiscal 2008;
2. A set of quantitative goals for cash flow from operations for fiscal 2008;

3. A set of quantitative goals for net revenues from current operations for fiscal 2008; and
4. General overall performance during fiscal 2008, which will be significantly influenced by inventory matrices.
Each set of quantitative goals consists of three numbers, with a number corresponding to each of the concepts of threshold, target and maximum.
On June 7, 2007, the Committee set potential bonus levels and objectives to use in determining the amount of the performance bonus payable to Mr. Sasson in respect of fiscal 2008. The Committee also established weights for the objectives, to indicate their relative importance.
In setting the bonus levels, objectives and weights, the Committee approved the following language:
“The bonus levels and objectives, along with the weights accorded the objectives, represent guidelines for the Committee to use in evaluating the bonus to be paid to Mr. Sasson and for Mr. Sasson to use in understanding the goals of the Compensation Committee for his performance. As guidelines, the bonus levels, objectives and weights are not determinative in and of themselves of the amount of the bonus. The amount of the bonus will be determined by the Committee in light of its evaluation of Mr. Sasson’s performance in total and not based on the mechanical application of any formula. The Committee may decide to award additional amounts for performance in excess of an objective or award lesser amounts for partial performance of an objective. The Committee may also consider factors not set forth below in ultimately determining the amount of the bonus. Thus, the amount of the bonus to be paid is in the discretion of the Committee, to be determined after completion of the fiscal year.”
The Committee set three different potential levels for Mr. Sasson’s fiscal 2008 performance bonus as follows:
Threshold: $200,000
Target: $250,000
Maximum: $325,000
The objectives are described below:
1. A set of quantitative goals for gross margins for fiscal 2008;
2. A set of quantitative goals for cash flow from operations for fiscal 2008;
3. A set of quantitative goals for net revenues from current operations for fiscal 2008; and
4. General overall performance during fiscal 2008, which will be significantly influenced by inventory matrices.
Each set of quantitative goals consists of three numbers, with a number corresponding to each of the concepts of threshold, target and maximum.
Peter Ingram, General Manager of IXYS Semiconductor GmbH, was paid €180,322 and received a bonus of €11,690 during fiscal 2007. As of June 14, 2007, his salary rate remains the same and he does not have a bonus program.